Exhibit 99.1
PRESS RELEASE

Union National Financial Corporation Announces Operating Results for the First Quarter of 2009

Lancaster, Pennsylvania, April 23, 2009.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported a net loss of $509,000 for the first quarter of 2009 as compared to net income of $413,000 for the same period in 2008.  Basic and diluted losses per share for the first quarter of 2009 were $0.19, as compared to basic and diluted earnings per share of $0.16 for the same period in 2008.  Union National’s first quarter 2009 operating results were adversely impacted by net interest margin compression and additional charges related to other-than-temporary impairments in the values of certain available-for-sale investment securities.

“We expected 2009 to reflect more of the same issues as we experienced through much of 2008, with the distinct possibility of an increasingly weak economy, further turbulence in investment markets, and unfavorable interest income growth prospects”, said Mark Gainer, Chairman, Chief Executive Officer and President of Union National Financial Corporation.  “We continue to take the necessary, conservative measures to ensure Union National maintains its safe and sound position, including strengthening our liquidity and capital positions, managing increasing risks, and operating prudently.  We have continued to lower our core operating costs, allowing us to be more efficient in a difficult market when income growth is challenging, and continue to explore revenue generation and cost cutting initiatives.”

Net interest income was $2,871,000 for the first quarter of 2009 as compared to $3,434,000 for the same period in 2008.  The reduction in net interest income was the result of net interest margin compression from significant interest rate reductions in 2008.  Union National’s interest rates on loans re-priced lower and more quickly than retail interest-bearing deposits, while the Corporation’s debt was at a fixed rate of interest, resulting in a lower net interest margin for the first quarter of 2009 versus 2008.  The taxable-equivalent net interest margin for the first quarter of 2009 was 2.58% as compared to 3.06% for the same period in 2008.

The first quarter of 2009 operating results also reflected $839,000 in other-than-temporary investment impairment charges related to three pooled trust preferred debt securities that were downgraded to below-investment-grade in 2009.

Union National realized net gains on the sale of investment securities of $411,000 for the first quarter of 2009 as compared to $191,000 for the same period in 2008.  These investment sales activities related to continued repositioning of the investment portfolio to a lower-risk profile that more effectively supports liquidity, capital, and interest rate risk management.

Total loans decreased 1% at March 31, 2009 from December 31, 2008.  Union National continues to focus lending on creditworthy consumers and businesses, with necessary consideration given to increased credit risks posed by the weak economy and the housing market.  The economy and housing market, and increased unemployment, has affected some of Union National’s borrowers, resulting in increased nonperforming loans and credit losses.  Nonperforming loans and leases increased to 1.52% of total loans and leases at March 31, 2009, as compared to 1.38% at December 31, 2008.  Net charge-offs were $352,000 for the first quarter of 2009 as compared to $73,000 for the same period in 2008.  The provision for credit losses was $313,000 for the first quarter of 2009 as compared to $140,000 for the same period in 2008.  Union National continues to closely monitor the loan portfolio, and the underlying borrower financial performance and collateral values, identifying credit concerns and risks, including those resulting from the current weak economy.

As a result of several cost cutting initiatives, non-interest expense decreased by $172,000 or 4% to $4,014,000, for the first quarter of 2009, as compared to $4,186,000 for the same period in 2008.

Total assets increased by $25,813,000 or 5% to $510,922,000 at March 31, 2009 from $485,109,000 at December 31, 2008.  The increase was primarily the result of strong retail deposit generation, which further strengthened Union National’s liquidity position.  Total deposits grew by $24,312,000 or 6% to $407,889,000 at March 31, 2009 from $383,577,000 at December 31, 2008.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities or significant deterioration in the securities markets; and deteriorating economic conditions.

Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended March 31,
	2009		2008	% Change
Interest and Fees on Loans and Leases	$5,385		$6,361	(15	) %
Net Interest Income	2,871		3,434	(16)
Provision for Credit Losses	313		140	124
Non-Interest Income (excluding securities activities)	1,047		1,221	(14)
Investment Securities Gains	411		191	115
Impairment Charge on Investment Securities	839		–	100
Non-Interest Expense	4,014		4,186	(4)
Net (Loss) Income	(509)		413	(223)

Per Share Information:
(Loss) Earnings Per Share – Basic	$(0.19)		$0.16	(219	) %
(Loss) Earnings Per Share – Diluted	(0.19)		0.16	(219)

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	2.58%		3.06%	(16	) %
Return on Average Stockholders’ Equity	(6.47	) %	5.79%	(212)
Return on Average Realized Stockholders’ Equity (1)	(6.50	) %	5.79%	(212)

(1)	Excludes the impact of accumulated other comprehensive income (loss) on total stockholders’ equity.

	Balance Sheet As Of
	Unaudited	Audited (2)	Unaudited
	March 31, 2009	Dec. 31, 2008	March 31, 2008
Cash and Cash Equivalents	$58,002	$31,837	$39,101
Total Loans and Leases	356,289	358,280	366,852
Allowance for Credit Losses	4,319	4,358	3,742
Total Assets	510,922	485,109	498,941
Total Deposits	407,889	383,577	390,901
Total Stockholders’ Equity	30,929	30,794	28,543

Per Share Information:
Book Value Per Share	$11.37	$11.32	$11.20

Balance Sheet Ratios:
Nonperforming Loans and Leases as a % of Total Loans and Leases	1.52%	1.38%	0.81%
Total Stockholders’ Equity as a % of Total Assets	6.05%	6.35%	5.72%

(2)	Derived from audited financial statements; does not include footnote disclosures.

	Union National Community Bank - Regulatory Capital Measures
	March 31, 2009	December 31, 2008	March 31, 2008	Regulatory Standard for Adequately Capitalized	Regulatory Standard for Well Capitalized
Tier 1 (Leverage) Capital	8.05%	8.41%	7.96%	4.00%	5.00%
Tier 1 Risk-Based Capital	9.93	9.97	9.22	4.00	6.00
Total Risk-Based Capital	12.49	12.51	11.53	8.00	10.00

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

For further information, please contact:

Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630